June 14, 1996

Consolidated Graphics, Inc.
2210 West Dallas Street
Houston, Texas 77019

Gentlemen:

                  As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Consolidated Graphics, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 424,658 shares (the "Shares") of the Company's common stock, par value $0.01 per share, certain legal matters in connection with the Shares are being passed upon for the Company by us. We understand that the Shares are to be offered pursuant to the terms of the plan of distribution as described in the Registration Statement. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Articles of Incorporation and Second Amended and Restated By-Laws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

         1. The Company is a corporation validly existing in good standing under the laws of the State of Texas; and

         2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Legal Opinion" in the prospectus forming a part of

Consolidated Graphics, Inc.           -2-                         June 14, 1996



the Registration Statement. By giving such consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act.

                                           Very truly yours,

                                        /s/  BAKER & BOTTS, L.L.P.
                                             Baker & Botts, L.L.P.